AMENDMENT TO

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

June 22, 2006

AMENDMENT TO

FIFTH AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDMENT TO THE FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT ("Amendment") is made as of the 22nd day of June, 2006, by and among Wintegra, Inc., a Delaware corporation (the “Company”) and at least the Majority of the Preferred Registrable Securities and at least one Founder, all as defined in the Fifth Amended and Restated Investors' Rights Agreement executed as of January, 2006 between the Company and certain Investors named therein (the "IRA").

RECITALS

WHEREAS, the Company and the parties hereto wish to amend the IRA;

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Amendment. Section 3.1(iv) shall be amended in its entirety as follows:

(iv)
“Shares” shall not include: (i) the issuance or sale of shares of stock (or options therefor) to employees, directors and consultants under stock plans approved by the Company’s Board of Directors; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) any dividend payable in shares of Common Stock or any shares issued upon a subdivision or combination of such shares; (iv) the issuance of securities in connection with acquisitions of assets, businesses or companies, made by the Company or settlements of claims involving the Company (v) the issuance of securities constituting up to 10% of the outstanding share capital of the Company immediately prior to such issuance, to a Strategic Investor, (herein defined as an entity that has entered into a material agreement with the Company such as an OEM agreement, agreement for purchase and/or sale of goods, or a joint project), which Strategic Investor has been designated as a Strategic Investor by a majority of the Board of Directors with the affirmative vote of at least two of the Board members appointed by the holders of Preferred Stock; (vi) the issuance and sale of shares of Common Stock in connection with an Initial Offering; and (vi) issuance of securities or warrants to a lending institution in connection with a Hybrid Financing, as defined in and subject to subsection 3.2 (v ) below.

2.	Survival. Except as explicitly stated herein, the IRA shall remain in full force and effect.

3.
Governing Law. Since certain of the Investors are based in Israel, this Amendment shall be governed by and construed under the laws of the State of Israel as applied to agreements among Israel residents entered into and to be performed entirely within Israel. However, corporate law matters will be governed by and construed under the laws of the State of Delaware.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreement - Company

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	WINTEGRA, INC.

	By:	/s/ Jacob Ben-Zvi
Jacob Ben-Zvi, President and Chief Executive Officer

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreement - Company

Magnum Communication Fund L.P.
By: Magnum Communications Management Ltd., its general partner

By:	/s/ Yahal Zilka
Title:	Managing Partner
Name:	Yahal Zilka

Magnum Communication Fund (Israel) L.P.
By: Magnum Communications Management Ltd., its general partner

By:	/s/ Yahal Zilka
Title:	Managing Partner
Name:	Yahal Zilka

Magnum Communication Entrepreneurs Fund L.P.
By: Magnum Communications Management Ltd., its general partner

By:	/s/ Yahal Zilka
Title:	Managing Partner
Name:	Yahal Zilka

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Concord Ventures II (Israel), L.P.
By: Concord II Investment Partners Ltd., its general partner

By:	/s/ M. Karp
Title:
Name:

Concord Ventures II (Cayman), L.P.
By: Concord II Investment Partners Ltd., its general partner

By:	/s/ M. Karp
Title:
Name:

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Concord Ventures Advisors II (Cayman), L.P.
By: Concord II Investment Partners Ltd., its general partner

By:	/s/ M. Karp
Title:
Name:

Concord Ventures Advisors II-A (Israel), L.P.
By: Concord II Investment Partners Ltd., its general partner

By:	/s/ M. Karp
Title:
Name:

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Texas Instruments Incorporated.

By:	/s/ Barbara C. Papas
Title:	Vice President, Manager Corporate Development
Name:	Barbara C. Papas

China Development Industrial Bank Inc.

By:
Title:
Name:

Marvell Semiconductor Israel Ltd.

By:	/s/ Mike Tate
Title:	VP & Treasurer
Name:	Mike Tate

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Genesis Partners II LDC

By:	/s/ Eyal Kishon
Title:	Founder & Managing Partner
Name:	Dr. Eyal Kishon

Genesis Partners II (Israel) L.P.

By:	/s/ Eyal Kishon
Title:	Founder & Managing Partner
Name:	Dr. Eyal Kishon

Marinon Development Inc. (for itself and as proxy)

By:	/s/ [illegible]
Title:	[illegible]
Name:	[illegible]

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

PMC-Sierra, Inc.

By:
Title:
Name:

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreement - Founders

FOUNDERS:	Jacob Ben-Zvi

/s/ Jacob Ben-Zvi

Robert O’Dell

/s/ Robert O’Dell

Signature page - Amendment to Fifth Amended and Restated Investors' Rights Agreements

Vivian Lampert

By:
Title:
Name:

Bonale Foundation

By:	/s/ Ivo Kaufmann
Title:	Member of the Foundation Council
Name:	Ivo Kaufmann

Angold Trust

By:	/s/ [illegible] /s/ [illegible]
Title:	Rothschild Trust Guernsey Limited as
Trustee of the Angold Trust
Name:	Ivo Kaufmann

Lesser Trust

By:
Title:
Name:

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Jacob Ben-Zvi, as proxy-holder

/s/ Jacob Ben-Zvi

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

YZMS Advisory Services Ltd.

By:	/s/ Yahal Zilka
Title:	Managing Partner
Name:	Yahal Zilka

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Kiernan Family Trust

By:
Title:
Name:

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Murato Inc, as Trustee of the Elefes Trust

By:	/s/ Ryan Rudolph
Title:	Director
Name:	Ryan Rudolph

Zebulon International Ltd.

By:
Title:
Name:
Address:

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

Uzi Zucker

Paul Luggen

Signature page -
Amendment to Fifth Amended and Restated Investors' Rights Agreements

GCWF Investment Partners II

By:

BDA Investment Partners

By:

Tally A. Eitan - Zeev Pearl & Co. Trustees Ltd.

By: